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                                                      Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Amcast Industrial Corporation and subsidiaries of our report dated October 7, 1994, included in the 1994 Annual Report to Shareholders of Amcast Industrial Corporation.

Our audits also included the financial statement schedules of Amcast Industrial Corporation listed in item 14(a). These schedules are the responsibility of the Company s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Number 33-2876 on Form S-8 dated November 27, 1987, in Registration Statement Number 33-18690 on Form S-8 dated December 21, 1987, in Registration Statement Number 33-28084 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-28080 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-38176 on Form S-8 dated December 20, 1990, in Registration Statement Number 33-28075 on Form S-3 dated April 11, 1989, in Registration Statement Number 33-61290 on Form S-8 dated April 19, 1993, of our report dated October 7, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Amcast Industrial Corporation and subsidiaries.


                                       /s/ Ernst & Young LLP
                                       ---------------------


November 28, 1994

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